Exhibit 10.3
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is effective this 22nd day of November, 2006, between FACTS Management Co., a Nebraska corporation (“Employer”), and Timothy A. Tewes (“Employee”).
WHEREAS, the parties have entered into that certain Employment Agreement dated as of June 10, 2005 (the “Agreement”) pursuant to which Employer employed Employee under the terms set forth therein.
WHEREAS, the parties now wish to amend the Agreement as set forth in this Amendment.
NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:
1.	Definitions. Capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise indicated in this Amendment.

2.	Amendment. The parties agree that Section 4.c. of the Agreement, titled “Discretionary Bonus” shall be deleted in its entirety and replaced with the following:

“c. Discretionary Bonus. In addition to (and separate from) Base Salary, Employee may receive an annual incentive payment in an amount determined pursuant to the Employer’s performance-based incentive program, payable in November of each year. The amount of the incentive payment is based on achievement of financial goals and objectives, as determined and approved by the Chief Executive Officer of Employer.”

3.	Ratification. The Agreement, as amended by this Amendment is hereby ratified by the parties.
In Witness Whereof, the parties have executed this First Amendment to Employment Agreement the day and year first above written.

FACTS Management Co.	Employee:

/s/ David J. Byrnes David J. Byrnes, CEO	/s/ Timothy A. Tewes Timothy A. Tewes